EXHIBIT 3.1

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

FEB 16, 1999
No. C-3690-99

s/s Dean Heller
Dean Heller, Secretary of State

                            Articles of Incorporation
                                       for
                                Emporia Systems

Know all men by these presents:

That the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under pursuant to the provision of Nevada Revised Statutes 78.010 to Nevada Revised Statutes 78.090 inclusive, as amended, and certify that;

1.  The  name  of  the  corporation  is  EMPORIA SYSTEMS.

2. Offices for the transaction of any business of the corporation, and where meetings of the board of Directors and Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

3.  The  nature  of  the  business  is  to  engage  in  any  lawful  activity.

4. The capital stock shall consist of: 25,000,000 shares or common stock, $0.001 par value.

5. The members of the governing board of the corporation shall be styled directors, of which there shall be one or more, with the exact number to be fixed by the by-laws of the corporation, provided the number so fixed by the by-laws may be increased or decreased from time to time. Directors of the corporation need not be stockholders. The FIRST BOARD OF DIRECTORS shall consist of ONE director(s) and the names and addresses are, as follows:

(1) GEORGIOS  POLYHRONOPOULOS,  38820  N.  25TH  AVENUE,  PHOENIX,AZ  85027

(2)

(3)

6.  This  corporation  shall  have  perpetual  existence.

7. This corporation shall have a President, Secretary, a treasurer, and a resident agent, to be chosen by the Board of Directors. Any person may hold two or more offices.

8.  The  Resident  Agent  of  this  corporation  shall  be:

RITE,  INC.,  1905  S.  Eastern  Ave.,  Las  Vegas,  NV  89104

9. The stock of this corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and no individual stockholder shall be liable for the debts and liabilities of the Corporation. The Articles of Incorporation shall never be amended as to the aforesaid provisions.


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10.  No  Director  or Officer of this  Corporation shall be personally liable to the Corporation or to any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or commission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts of omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

SIGNATURE OF INCORPORATOR: (Signature of incorporator must be notarized) FOR EMPORIA SYSTEMS.

I, the undersigned, being the incorporator for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly have hereunto set my hand this 2nd day of March, 1999

/s/  Dolores  J.  Passaretti
----------------------------
Dolores J.  Passaretti
Signature

1905  S.  Eastern  Ave.,  Las  Vegas,  NV  89104

State  of  Nevada  )
                   )SS
County  of  Clark  )

On the 16th of February, 1999, personally known to me to be the person whose names are subscribed to the within document and acknowledged to me that they executed the same in their authorized capacity.

/s/  Noal  D.  Farmer
-----------------------
  Noal  D.  Farmer
  Signature

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
No. C-3690-99
FEB 16, 1999
s/s Dean Heller
Dean Heller, Secretary of State


CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY
               RESIDENT AGENT

In the matter of: EMPORIA SYSTEMS.


I, RITE, INC. 1905 S. Eastern Ave., Las Vegas, NV
89104, County of CLARK.
Do hereby accept the appointment as Resident Agent of the above named Corporation in accordance with NRS 78.090.

Furthermore that the registered
office in Nevada is located at;
1905 S. Eastern Ave., Las
Vegas, NV 89104

In  witness Whereof, I have hereunto set my hand this 16th day of February, 1999


By  /s/  Dolores J. Passaretti FOR RITE, INC.
---------------------------------------------
Dolores J. Passaretti
Signature

NRS 78.090 Except for any period of vacancy described in NRS 78097, Every Corporation shall have a Resident Agent, Who may be either a natural person or a corporation, resident or located in this state, in charge of the registered office. The resident agent may be any bank or banking corporation, or other corporation located and doing business in this state. The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.

STATE OF NEVADA
Secretary of State
I hereby certify that this is a
true and complete copy of
the document as filed in this
Office.

FEB 16 '99


/s/  Dean Heller
------------------
Dean Heller
Secretary of State

By:  /s/  Shaynee Davis
--------------------------


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